UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

UBI BLOCKCHAIN INTERNET, LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Delaware	27-3349143
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People’s Republic of China
(Address of principal executive offices)	(Zip Code)

(212) 372-8836

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 on Form 8-K/A to amend our Form 8-K originally filed with the U. S. Securities and Exchange Commission on December 27, 2017. We are filing this amendment for the purpose of cancelling the proposed dividend/corporate action.

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Item 8.01 Other Events

On December 26, 2017, UBI Blockchain Internet, Ltd. (“the Company” or the “Registrant”) Board of Directors (“Board”) approved a three-for-one (3:1) common stock dividend of the Company’s issued and outstanding Class A and Class B common stock, par value $0.001, based on FINRA’s execution of this corporate action.

Subsequently, the Board of Directors was informed that FIRNA was unable to process a dividend that represents more than 25% of the issued and outstanding shares; and therefore, the Board was forced to cancel the dividend payout. The Board approved implementing a forward split the stock on a 4-for-1 basis.

On January 5, 2018, the U. S. Securities and Exchange Commission announced the temporary suspension, pursuant to Section 12(k) of the Securities Exchange Act of 1934 (the “Exchange Act”), of trading in the securities of UBI Blockchain Internet, Ltd. at 9:30 a.m. EST on January 8, 2018, and terminating at 11:59 p.m. EST, on January 22, 2018.

Based on this stock suspension, the Board has decided to cancel the pending corporate action. There will be no dividend nor forward stock split.

The Board reserves the right to issue a dividend and/or forward stock split in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBI Blockchain Internet, Ltd. Registrant

Date: January 18, 2018		/s/ Tony Liu
	Name:	Tony Liu Chief Executive Officer

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